Exhibit 3.5

Corporations Section	Gwyn Shea
P.O. Box 13697	Secretary of State
Austin, Texas 78711-3697

Office of The Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

NORAMPAC DALLAS-FORT WORTH LP
Filing Number:  15432910

Certificate Of Limited Partnership	July 30, 2001

In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on May 09, 2003.

Gwyn Shea
Secretary of State

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Prepared by: Virginia Suniga

CERTIFICATE OF LIMITED PARTNERSHIP

Pursuant to Section 2.01 of the Texas Revised Limited Partnership Act (the “Act”), the undersigned, being the General Partner of the limited partnership to be formed under the Act, hereby certifies as follows:

1.                                                                                       The name of the limited partnership is:

NORAMPAC DALLAS-FORT WORTH LP

2.                                                                                       The address of the registered office of the limited partnership required to be maintained by Section 1.06 of the Act is 5847 San Felipe, Suite 2200, Houston, Texas 77057.  The name of the limited partnership’s registered agent for service of process is Frank B. Mapel III, an individual who is a resident of Texas and whose business office is the same as the limited partnership’s registered office.

3.                                                                                       The address of the principal office in the United States where records are to be kept or made available under Section 1.07 of the Act is One HSBC Center, Suite 3550, Buffalo, New York 14203, Att:  Anthony Mancinelli.

4.                                                                                       The name, the mailing address and the street address of the business of the sole General Partner are:

NORAMPAC TEXAS GP INC.

752, Sherbrooke Street West

Montréal, Québec, H3A, 1G1

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed on the 24th day of July, 2001.

NORAMPAC TEXAS GP INC.

By:	/s/ Brigitte Dufour
Brigitte Dufour, Secretary